Exhibit 99.1

FORTEGRA FINANCIAL CORPORATION REPORTS THIRD QUARTER
AND NINE MONTH 2011 RESULTS

Revenues Grow 8.7%; Net Written Premiums Climb 15.0%;
Operating Expenses Reduced 12.1%

Company Announces $10 Million Share Repurchase Program

Jacksonville, FL - November 10, 2011 - Fortegra Financial Corporation (NYSE: FRF) an insurance services company providing distribution and administration services and insurance-related products, today reported results for the third quarter and nine months ended September 30, 2011:

•	Net revenues increased 8.7% YOY to $28.8 million

•	Record high net written premiums of $94.4 million in Payment Protection, compared to $82.1 million in the third quarter of 2010

•	Operating expenses were $18.1 million, net of loss on sale of subsidiary, compared to $20.6 million in the second quarter of 2011

•	Diluted earnings per share (EPS) were $0.19 on a GAAP basis and $0.21 on a non-GAAP basis

•	Adjusted EBITDA was $10.7 million and adjusted EBITDA margin was 37.2%

“In the third quarter, we drove record high net written premiums in our Payment Protection business and successfully executed on the initial goals of our cost reduction program,” said Richard S. Kahlbaugh, Chairman and Chief Executive Officer of Fortegra. “We've made significant progress integrating our recent acquisitions and remain vigilant on expense management, as we continue to focus on maximizing margin expansion opportunities, while increasing market share in areas that are key to our growth. We are advancing Fortegra's strategy to leverage our scale across our three business segments, Payment Protection, Business Process Outsourcing and Brokerage, to capitalize on their potential to deliver high margin, organic and acquired growth.”

Third Quarter Results
Gross revenues increased 4.7% to $56.5 million for the third quarter of 2011, compared to $53.9 million for the third quarter of 2010. Net revenues (total revenues less net losses and loss adjustments and commission expenses) increased 8.7% to $28.8 million for the third quarter of 2011, compared to $26.5 million for the prior-year period.

Net income for the third quarter 2011 was $4.1 million, or $0.19 per diluted share, compared to $4.5 million, or $0.26 per diluted share, for the quarter ended September 30, 2010. Net income for the third quarter of 2011 included a $0.3 million loss on the sale of a subsidiary. Excluding this loss, adjusted net income for the third quarter of 2011 was $4.5 million, or $0.21 per diluted share, compared to adjusted net income of $5.1 million, or $0.30 per diluted share, for the prior-year period.

Adjusted EBITDA for the third quarter of 2011 was $10.7 million, compared to $11.6 million for the third quarter of 2010 and compared to $7.8 million in the second quarter of 2011. Adjusted EBITDA margin for the third quarter of 2011 was 37.2%, compared to 43.7% for the prior-year period and 28.6% in the second quarter of 2011.

Nine Month Results
For the nine months ended September 30, 2011, gross revenues increased 7.0% to $165.0 million compared to $154.2 million for the prior-year period. Net revenues increased 12.8% to $82.9 million for the nine months ended September 30, 2011 compared to $73.5 million for the prior-year period.

Net income was $9.3 million, or $0.44 per diluted share, for the nine months ended September 30, 2011 compared to $11.7 million, or $0.69 per diluted share, for the prior-year period. Net income included $2.0 million and $1.4 million in one-time charges respectively for the nine months ended September 30, 2011 and September 30, 2010. Excluding these one-time items, net income for the nine months ended September 30, 2011 was $11.4 million, or $0.54 per diluted share, compared to $13.0 million, or $0.77 per diluted share for the prior-year period.

Adjusted EBITDA for the nine months ended September 30, 2011 was $27.6 million, compared to $29.9 million for the prior-year period. Adjusted EBITDA margin for the nine months ended September 30, 2011 was 33.3%, compared to 40.7% for the prior-year period.

Segment Results
Payment Protection
Revenues for the Payment Protection segment increased 7.5% to $15.7 million in the third quarter of 2011, compared to $14.6 million for the equivalent prior-year period. The increase was driven by the three car club acquisitions completed over the past year, which contributed $1.8 million in additional revenues. For the nine months ended September 30, 2011, revenues for the Payment Protection segment increased 19.3% to $43.8 million, compared to $36.8 million for the prior-year period. The increase was driven by the three car club acquisitions completed over the past year, which contributed $5.6 million in additional revenues and realized gains on the sale of investments.

EBITDA for the Payment Protection segment was $7.4 million for the third quarter of 2011, compared to $8.2 million for the prior-year period. For the nine months ended September 30, 2011, EBITDA for the Payment Protection segment was $18.4 million, compared to $19.0 million for the prior-year period. EBITDA for the Payment Protection segment included $1.1 million and $1.7 million in transaction costs and other one-time expenses for the nine months ended September 30, 2011 and the nine months ended September 30, 2010, respectively. Excluding these one-time expenses, adjusted EBITDA for the Payment Protection segment was $19.5 million for the nine months ended September 30, 2011 compared to $20.7 million for the prior-year period.

EBITDA margin for the Payment Protection segment was 47.1% for the third quarter of 2011, compared to 56.1% for the prior-year period and 37.7% during the second quarter of 2011. For the nine months ended September 20, 2011, Adjusted EBITDA margin for the Payment Protection segment was 44.5%, compared to 56.3% in the prior-year period.

Business Process Outsourcing (BPO)
Revenues for the BPO segment decreased 18.7% to $3.8 million for the third quarter of 2011, compared to $4.7 million for the third quarter of 2010. For the nine months ended September 30, 2011, revenues for the BPO segment decreased 18.5% to $11.1 million, compared to $13.6 million for the prior-year period. The year over year decreases in revenue were primarily due to regulatory changes that continue to impact production at one of the segment's customers.

EBITDA for the BPO segment decreased 47.5% to $1.1 million for the third quarter of 2011 compared to $2.1 million for the prior-year period. For the nine months ended September 30, 2011, EBITDA for the BPO segment decreased 47.9% to $2.9 million compared to $5.6 million for the prior-year period, primarily related to the decrease in revenue.

EBITDA margin for the BPO segment was 29.1% for the third quarter of 2011, compared to 45.1% for the prior-year period and 24.3% during the second quarter of 2011. For the nine months ended September 20, 2011, EBITDA margin for the BPO segment was 26.4%, compared to 41.2% in the prior-year period.

Brokerage
Revenues for the Brokerage segment increased 28.7% to $9.2 million for the third quarter of 2011 compared to $7.2 million in the third quarter of 2010, primarily due to $2.5 million in fees from the acquisition of eReinsure, partially offset by a $0.4 million reduction in revenue associated with the divestiture of Creative Investigations Recovery Group (CIRG) in the third quarter of 2011. For the nine months ended September 30, 2011, revenues for the Brokerage segment increased 21.1% to $28.0 million compared to $23.1 million for the prior-year period, primarily due to $5.8 million in fees from the acquisition of eReinsure.

Adjusted EBITDA for the Brokerage segment increased 55.1% to $2.2 million for the third quarter of 2011, compared to $1.4 million for the prior-year period, primarily due to the acquisition of eReinsure. For the nine months ended September 30, 2011, adjusted EBITDA for the Brokerage segment increased 20.9% to $6.6 million compared to $5.4 million for the prior-year period.

Adjusted EBITDA margin for the Brokerage segment was 23.8% for the third quarter of 2011, compared to 19.8% for the prior-year period and 23.9% during the second quarter of 2011. For the nine months ended September 30, 2011, adjusted EBITDA margin for the Brokerage segment was 23.7%, consistent with the prior-year period.

Balance Sheet
Total invested assets and cash amounted to $120.3 million as of September 30, 2011 compared to $122.1 million as of June 30, 2011. Cash and cash equivalents increased to $23.1 million from $18.0 million as of June 30, 2011. Unearned premiums were $217.0 million as of September 30, 2011 compared to $203.5 million as of June 30, 2011. Total debt outstanding as of September 30, 2011 was $99.1 million compared to $104.6 million as of June 30, 2011. Stockholders' equity increased to $130.5 million as of September 30, 2011 compared to $127.5 million as of June 30, 2011.

Guidance
Based on the Company's performance for the first nine months of 2011, and management's operating assumptions for the remainder of the year, Fortegra's outlook for the fiscal year ending December 31, 2011 remains as follows:

•	Net revenues in the range of $110 to $115 million

•
Diluted earnings per share (EPS) in the range of $0.71 to $0.80 on a non-GAAP basis, and in the range of $0.61 to $0.70 on a GAAP basis, based on a weighted average fully diluted share count of 21.4 million shares

•	Adjusted EBITDA in the range of $41 to $44 million

Share Repurchase Program
The Company's Board of Directors approved a share repurchase program of up to $10 million. "In light of current market conditions, we believe a share repurchase program is a wise deployment of capital that will enhance shareholder value," said Mr. Kahlbaugh.

Conference Call Information
Fortegra's executive management will host a conference call to discuss its third quarter 2011 results tomorrow at 8:30 a.m. Eastern Time.  To participate in the live call, dial (877) 407-3982 within the U.S., or (201) 493-6780 for international callers. A live audio webcast will also be available on the Investors page of the company's website, http://www.fortegra.com. A replay of the call will be available beginning

November 11, 2011 at 11:30 a.m. ET and ending on November 18, 2011 11:59 p.m. ET on the company's website, and by dialing (877) 870-5176 in the U.S. or (858) 384-5517 for international callers. The passcode for the replay is 381771.

About Fortegra
Fortegra Financial Corporation is an insurance services company that provides distribution and administration services and insurance-related products to insurance companies, insurance brokers and agents and other financial services companies, primarily in the United States. It sells services and products directly to businesses rather than directly to consumers. Fortegra's brands include Life of the South®, Consecta, Bliss & Glennon and eReinsure.

Use of Non-GAAP Financial Information
Fortegra presents certain additional financial measures related to its Business Segments that are "Non-GAAP measures" within the meaning of Regulation G under the Securities Act of 1934. Fortegra presents these Non-GAAP measures to provide investors with additional information to analyze Fortegra's performance from period to period. Management also uses these measures to assess performance for Fortegra's segments and to allocate resources in managing Fortegra's businesses.  However, investors should not consider these Non-GAAP measures as a substitute for the financial information that Fortegra reports in accordance with GAAP.  These Non-GAAP measures reflect subjective determinations by management, and may differ from similarly titled Non-GAAP measures presented by other companies.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Such statements are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project,'' "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this press release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. We believe these factors include, but are not limited to, those described under Item 1A. - "Risk Factors" in Fortegra's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Further information concerning Fortegra and its business, including factors that potentially could materially affect Fortegra's financial results, is contained in Fortegra's filings with the SEC, which are available free of charges at the SEC's website at http://www.sec.gov and from Fortegra's website in the "Investor Relations" section under "SEC Filings" at http://www.fortegra.com.

Contacts:
Stephanie Gannon
904-352-2759
investor.relations@fortegra.com

Stephanie Marks
212-867-1762
smarks@lazarpartners.com

FORTEGRA FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(All Amounts in Thousands Except Share and Per Share Amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Revenues:
Service and administrative fees	$10,125	$9,229	$28,041	$26,047
Brokerage commissions and fees	8,611	6,034	25,686	19,168
Ceding commission	7,027	9,455	21,428	22,468
Net investment income	801	865	2,636	2,799
Net realized gains	1,196	107	2,423	156
Net earned premium	28,673	28,255	84,646	83,417
Other income (loss)	18	(6)	138	120
Total revenues	56,451	53,939	164,998	154,175

Expenses:
Net losses and loss adjustment expenses	9,714	10,993	28,338	27,086
Commissions	17,926	16,432	53,766	53,631
Personnel costs	10,945	9,526	33,365	27,939
Other operating expenses	7,171	6,500	23,331	17,527
Depreciation	886	431	2,283	990
Amortization of intangibles	998	788	3,428	2,346
Interest expense	1,906	2,246	5,862	6,122
Loss on sale of subsidiary	477	—	477	—
Total expenses	50,023	46,916	150,850	135,641

Income before income taxes and non-controlling interest	6,428	7,023	14,148	18,534
Income taxes	2,292	2,576	5,003	6,872
Income before non-controlling interest	4,136	4,447	9,145	11,662
Less: net income (loss) attributable to non-controlling interest	1	—	(171)	(31)
Net income	$4,135	$4,447	$9,316	$11,693

Earnings per share:
Basic	$0.20	$0.28	$0.46	$0.74
Diluted	$0.19	$0.26	$0.44	$0.69
Weighted average common shares outstanding:
Basic	20,404,441	15,742,336	20,355,057	15,742,336
Diluted	21,214,365	17,057,157	21,375,184	17,057,157

FORTEGRA FINANCIAL CORPORATION

CONSOLIDATED BALANCE SHEETS (Unaudited)
(All Amounts in Thousands Except Share Amounts)

	September 30, 2011	December 31, 2010
Assets:
Investments
Fixed maturity securities available-for-sale at fair value (amortized cost of $82,666 in 2011 and $82,124 in 2010)	$85,169	$85,786
Equity securities available-for-sale at fair value (cost of $1,227 in 2011 and $1,955 in 2010)	1,240	1,935
Short-term investments	1,070	1,170
Total investments	87,479	88,891
Cash and cash equivalents	23,114	43,389
Restricted cash	9,679	15,722
Accrued investment income	853	880
Notes receivable	2,604	1,485
Other receivables	25,284	25,473
Reinsurance receivables	169,908	169,382
Deferred acquisition costs	62,539	65,142
Property and equipment, net	15,140	11,996
Goodwill	108,418	74,047
Other intangibles, net	38,684	39,997
Other assets	4,993	5,505
Total assets	$548,695	$541,909

Liabilities:
Unpaid claims	$30,397	$32,693
Unearned premiums	216,988	210,430
Accrued expenses, accounts payable and other liabilities	27,182	41,844
Deferred revenue	22,494	25,611
Notes payable	64,000	36,713
Preferred trust securities	35,000	35,000
Redeemable preferred stock	100	11,040
Deferred income taxes	22,067	24,691
Total liabilities	418,228	418,022

Stockholders' Equity:
Preferred stock, par value $0.01; 10,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 150,000,000 shares authorized; 20,574,730 and 20,256,735 shares issued in 2011 and 2010, respectively	206	203
Treasury stock (44,578 shares in 2011 and 2010, respectively)	(176)	(176)
Additional paid-in capital	95,993	95,556
Accumulated other comprehensive (loss) income, net of tax (expense) of $385 and $(1,235), in 2011 and 2010, respectively	(716)	2,293
Retained earnings	34,624	25,308
Stockholders' equity before non-controlling interest	129,931	123,184
Non-controlling interest	536	703
Total stockholders' equity	130,467	123,887
Total liabilities and stockholders' equity	$548,695	$541,909

FORTEGRA FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME- Segments (Unaudited)
(All Amounts in Thousands)

(Unaudited)	For the Three Months Ended		For the Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Segment Net Revenue
Payment Protection
Service and administrative fees	$5,695	$3,449	$14,704	$8,572
Ceding commission	7,027	9,455	21,428	22,468
Net investment income	801	865	2,636	2,799
Net realized gains	1,196	107	2,423	156
Other income	18	(62)	138	64
Net earned premium	28,673	28,255	84,646	83,417
Net losses and loss adjustment expenses	(9,714)	(10,993)	(28,338)	(27,086)
Commissions	(17,926)	(16,432)	(53,766)	(53,631)
Total Payment Protection	15,770	14,644	43,871	36,759
BPO	3,833	4,715	11,088	13,605
Brokerage
Brokerage commissions and fees	8,611	6,031	25,686	19,163
Service and administrative fees	597	1,124	2,249	3,931
Total Brokerage	9,208	7,155	27,935	23,094
Total	28,811	26,514	82,894	73,458

Operating Expenses
Payment Protection	8,349	6,435	25,409	17,720
BPO	2,717	2,588	8,164	7,997
Brokerage (1)	7,491	5,783	21,837	17,687
Corporate	36	1,220	1,763	2,062
Total	18,593	16,026	57,173	45,466

EBITDA
Payment Protection	7,421	8,209	18,462	19,039
BPO	1,116	2,127	2,924	5,608
Brokerage (1)	1,717	1,372	6,098	5,407
Corporate	(36)	(1,220)	(1,763)	(2,062)
Total	10,218	10,488	25,721	27,992

Depreciation and Amortization
Payment Protection	927	327	3,204	1,382
BPO	307	457	824	711
Brokerage	650	435	1,683	1,243
Total	1,884	1,219	5,711	3,336

Interest
Payment Protection	1,053	1,873	3,622	5,238
BPO	96	126	258	324
Brokerage	757	247	1,982	560
Total	1,906	2,246	5,862	6,122

Income before income taxes and non-controlling interest
Payment Protection	5,441	6,009	11,636	12,419
BPO	713	1,544	1,842	4,573
Brokerage (1)	310	690	2,433	3,604
Corporate	(36)	(1,220)	(1,763)	(2,062)
Total income before income taxes and non-controlling interest	6,428	7,023	14,148	18,534
Income Taxes	2,292	2,576	5,003	6,872
Less: net income (loss) attributable to non-controlling interest	1	—	(171)	(31)
Net income	$4,135	$4,447	$9,316	$11,693

(1) - Includes loss on sale of subsidiary of $477 for the three and nine months ended September 30, 2011, respectively.

FORTEGRA FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME- Segments (Unaudited)
(All Amounts in Thousands)

Reconciliation of Segment Net Revenue and EBITDA to Total Revenue and Net Income	For the Three Months Ended		For the Nine Months Ended
(Unaudited)	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Revenue
Payment Protection	$15,770	$14,644	$43,871	$36,759
BPO	3,833	4,715	11,088	13,605
Brokerage	9,208	7,155	27,935	23,094
Segment revenue	28,811	26,514	82,894	73,458
Net losses and loss adjustment expenses	9,714	10,993	28,338	27,086
Commissions	17,926	16,432	53,766	53,631
Total revenue	56,451	53,939	164,998	154,175

Operating Expenses
Payment Protection	8,349	6,435	25,409	17,720
BPO	2,717	2,588	8,164	7,997
Brokerage (1)	7,491	5,783	21,837	17,687
Corporate	36	1,220	1,763	2,062
Total Operating Expenses	18,593	16,026	57,173	45,466
Net losses and loss adjustment expenses	9,714	10,993	28,338	27,086
Commissions	17,926	16,432	53,766	53,631
Total expenses before depreciation, amortization and interest	46,233	43,451	139,277	126,183

EBITDA
Payment Protection	7,421	8,209	18,462	19,039
BPO	1,116	2,127	2,924	5,608
Brokerage (1)	1,717	1,372	6,098	5,407
Corporate	(36)	(1,220)	(1,763)	(2,062)
Total	10,218	10,488	25,721	27,992

Depreciation and amortization
Payment Protection	927	327	3,204	1,382
BPO	307	457	824	711
Brokerage	650	435	1,683	1,243
Total	1,884	1,219	5,711	3,336

Interest
Payment Protection	1,053	1,873	3,622	5,238
BPO	96	126	258	324
Brokerage	757	247	1,982	560
Total	1,906	2,246	5,862	6,122

Income before income taxes and non-controlling interest
Payment Protection	5,441	6,009	11,636	12,419
BPO	713	1,544	1,842	4,573
Brokerage (1)	310	690	2,433	3,604
Corporate	(36)	(1,220)	(1,763)	(2,062)
Total Income before income taxes and non-controlling interest	6,428	7,023	14,148	18,534
Income taxes	2,292	2,576	5,003	6,872
Less: net income (loss) attributable to non-controlling interest	1	—	(171)	(31)
Net income	$4,135	$4,447	$9,316	$11,693

(1) - Includes loss on sale of subsidiary of $477 for the three and nine months ended September 30, 2011, respectively.

We present EBITDA and Adjusted EBITDA in this Earning Release to provide investors with a supplemental measure of our operating performance and, in the case of Adjusted EBITDA, information utilized in the calculation of the financial covenants under our revolving credit facility and in the determination of compensation. EBITDA, as used in this Earnings Release is defined as net income before interest expense, income taxes, non-controlling interest and depreciation and amortization. Adjusted EBITDA differs from the term "EBITDA" as it is commonly used. Adjusted EBITDA, as used in this Earnings Release, means "Consolidated Adjusted EBITDA" as that term is defined under our revolving credit facility, which is generally consolidated net income before consolidated interest expense, consolidated amortization expense, consolidated depreciation expense and consolidated tax expense, in each case as defined more fully in the agreement governing our revolving credit facility. The other items excluded in this calculation include, but are not limited to, specified acquisition costs and unusual or non-recurring charges. The calculation below does not give effect to certain additional adjustments that are permitted under our revolving credit facility which, if included, would increase the amount reflected in this table.

We believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in industries similar to ours. Adjusted EBITDA is also used by management to measure operating performance and by investors to measure a company's ability to service its debt and other cash needs. Management believes the inclusion of the adjustments to EBITDA and Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.

EBITDA and Adjusted EBITDA are not recognized terms under accounting principles generally accepted in the United States, or U.S. GAAP. Accordingly, they should not be used as an indicator of, or alternative to, net income as a measure of operating performance. Although we use EBITDA and Adjusted EBITDA as measures to assess the operating performance of our business, EBITDA and Adjusted EBITDA have significant limitations as analytical tools because they exclude certain material costs. For example, they do not include interest expense, which has been a necessary element of our costs. Since we use capital assets, depreciation expense is a necessary element of our costs and ability to generate service revenues. In addition, the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of this measure. EBITDA and Adjusted EBITDA also do not include the payment of taxes, which is also a necessary element of our operations. Because EBITDA and Adjusted EBITDA do not account for these expenses, its utility as a measure of our operating performance has material limitations. Due to these limitations, management does not view EBITDA and Adjusted EBITDA in isolation or as a primary performance measure and also uses other measures, such as net income. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies.

 The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for each of the periods presented:

(Unaudited, all amounts in thousands)	For the Three Months Ended		For the Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Net income	$4,135	$4,447	$9,316	$11,693
Depreciation	886	431	2,283	990
Amortization of intangibles	998	788	3,428	2,346
Interest expense	1,906	2,246	5,862	6,122
Income taxes	2,292	2,576	5,003	6,872
Net income (loss) attributable to non-controlling interest	1	—	(171)	(31)
EBITDA	10,218	10,488	25,721	27,992
Transaction costs (a)	36	14	829	388
Corporate governance study	—	—	248	—
Relocation expenses	—	—	207	—
Statutory audits	—	—	98	—
Loss on sale of subsidiary	477	—	477	—
Re-audit expenses	—	1,078	—	1,528
Adjusted EBITDA	$10,731	$11,580	$27,580	$29,908

(a) Represents transaction costs associated with acquisitions.

FORTEGRA FINANCIAL CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (Unaudited)
(All Amounts in Thousands Except Share and Per Share Amounts)

(Unaudited)	For the Three Months Ended		For the Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Net income	$4,135	$4,447	$9,316	$11,693
Non-GAAP Adjustments, net of tax
Transaction costs associated with acquisitions	36	14	829	388
Corporate governance study	—	—	156	—
Relocation expenses	—	—	130	—
Statutory audits	—	—	62	—
Loss on sale of subsidiary	300	—	300	—
Re-audit expenses	—	682	—	964
Retirement of debt	—	—	560	—
Total Non-GAAP adjustments, net of tax	336	696	2,037	1,352

Net income - Non-GAAP basis	$4,471	$5,143	$11,353	$13,045

Earnings per share - basic	$0.20	$0.28	$0.46	$0.74
Non-GAAP adjustments, net of tax	0.02	0.04	0.10	0.09
Non-GAAP Earnings per common share - basic	$0.22	$0.32	$0.56	$0.83

Earnings per share - diluted	$0.19	$0.26	$0.44	$0.69
Non-GAAP adjustments, net of tax	0.02	0.04	0.10	0.08
Non-GAAP Earnings per common share - diluted	$0.21	$0.30	$0.54	$0.77

Weighted average common shares outstanding:
Basic	20,404,441	15,742,336	20,355,057	15,742,336
Diluted	21,214,365	17,057,157	21,375,184	17,057,157